                                                                    EXHIBIT 10.1

                AMENDED AND RESTATED PULITZER VOTING AGREEMENT

  AMENDED AND RESTATED PULITZER VOTING AGREEMENT (this "Agreement"), dated as of May 25, 1998, among Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"), and each of the stockholders of Pulitzer Publishing Company, a Delaware corporation (the "Company"), listed on Schedule I hereto (each a "Stockholder" and, collectively, the "Stockholders").

                                  WITNESSETH:

  WHEREAS, concurrently herewith, Acquiror and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger");

  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

  WHEREAS, the parties hereto have determined to amend certain provisions of this Agreement and to amend and restate this Agreement in accordance herewith.

  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

    (a) "Company Stock" shall mean at any time, collectively, the Company Common Stock and the Company Class B Common Stock.

    (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Notwithstanding the foregoing, securities Beneficially Owned by a Person shall not include securities which are actually owned by other Persons but which such Person may be deemed to Beneficially Own under Rule 13d-3 under the Exchange Act solely because such Person may be deemed to be part of a "group" with such other Persons as within the meaning of Section 13(d)(3) of the Exchange Act.

  2. Provisions Concerning Company Stock.

  (a) Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the date on which the Merger Agreement is terminated in accordance with its terms, at any meeting of the holders of Company Stock, however called, or in connection with any written consent of the holders of Company Stock, such Stockholder shall vote (or cause to be voted) all shares of Company Stock held of record or Beneficially Owned by such Stockholder, whether heretofore owned or hereafter acquired (collectively, the "Shares"), (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the Contribution Agreement, and the approval of the terms thereof, and each of the other transactions and actions contemplated by the Merger Agreement (and the matters related to the consummation thereof), the Contribution Agreement and this Agreement and any actions required in furtherance thereof and hereof;
(ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Contribution Agreement or this Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled; and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement and the Contribution Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the Persons who constitute the board of directors of the Company; (D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement, the Contribution Agreement and this Agreement.

  (b) In the event that any Stockholder desires to sell any shares of Company Common Stock prior to the Effective Time, Acquiror shall cooperate (at the Stockholder's or the Company's expense) in the marketing efforts of the underwriters and/or the Stockholder and any underwriter retained by the Stockholder, including, without limitation, by making available, as reasonably requested by the underwriters and/or the Stockholder, the senior executive officers of Acquiror for attendance at, and active participation with the underwriters in, informational or so-called "road show" meetings with prospective purchasers of the Company Common Stock being offered, including meeting with groups of such purchasers or with individual purchasers, providing information and answering questions about Acquiror at such meetings, and traveling to locations in the United States and abroad as reasonably selected by the Stockholder and/or underwriters.

  (c) In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

  3. Other Representations, Warranties and Covenants. Each Stockholder hereby represents, warrants and covenants to Acquiror as follows:

    (a) Ownership of Shares. Such Stockholder is, as of the date hereof, the record holder of, in his or her capacity as trustee under the Voting Trust Agreement (as defined below), and Beneficially Owns the number of shares of Company Stock set forth opposite such Stockholder's name on Schedule I hereto. As of the date hereof, the Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power or sole power to issue instructions with respect to the matters covered hereby, except as provided by that certain Voting Trust Agreement, dated as of June 19, 1995, among the Stockholders and the other Persons named therein (the "Voting Trust Agreement").

    (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, the Voting Trust Agreement and any other voting agreement, stockholders agreement or voting trust and, with respect to any Stockholder that is not a natural person, the trust agreement or other applicable constituent document of such Stockholder. This Agreement has been duly and validly executed and delivered and authorized, to the extent required, by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such Person in accordance with its terms. A true and complete copy of the Voting Trust Agreement has been delivered to Acquiror.

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

    (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby (other than filings with the SEC or FCC), and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

    (d) No Encumbrances. Except for transfers of a Stockholder's Shares made without violation of Section 6(b), such Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the trustees under the Voting Trust Agreement for the benefit of such Stockholder.

    (e) Restriction on Transfers, Proxies and Non-Interference. Beginning on the date hereof and continuing until this Agreement terminates pursuant to
  Section 4, except as applicable in connection with the transactions contemplated by the Merger Agreement, no Stockholder shall, directly or indirectly, (i) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into or amend a voting agreement (except as the Voting Trust Agreement may be amended to permit conversion of shares of Class B Common Stock into Common Stock) with respect to any Shares, or (ii) take any action that would have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement; provided, however, that nothing contained in this Agreement shall restrict the ability of any Stockholders to convert his, her or its shares of Class B Common Stock into Common Stock.

    (f) Reliance by Acquiror. Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

    (g) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

  4. Termination. Except as otherwise provided in Section 2 of this Agreement, this Agreement shall terminate (a) in the event the Merger Agreement is terminated in accordance with its terms (including, without limitation, Section 8.01(d) of the Merger Agreement), upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time; provided, that no such termination shall relieve any party of liability for a breach hereof prior to termination.

  5. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and/or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares.

  6. Miscellaneous.

  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  (b) Certain Events. Each Stockholder agrees that (i) this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heir, guardians, administrators or successors and (ii) such Stockholder shall not sell, transfer, pledge, assign or otherwise dispose of ("Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of any, of such Stockholder's Shares or of any voting certificates such Stockholder may hold in connection with the Voting Trust Agreement or instruct or permit the trustees under the Voting Trust Agreement to Transfer or enter into any contract, option or other arrangement with respect to the Transfer of such Stockholder's Shares, unless as a condition of such Transfer the transferee agrees in writing to be bound by the terms and conditions of this Agreement; provided, however, that each Stockholder shall be entitled to Transfer without such a condition, and this Agreement and the obligations hereunder shall not so attach to, any Shares which are sold, gifted or otherwise transferred, whether in a single or multiple transaction(s), to an unaffiliated third party in a bona fide transaction; provided, further, that the total number of Shares so sold, gifted or otherwise transferred by each Stockholder shall not reduce at any time during the term of this Agreement the number of shares held in the aggregate by all of the Stockholders below 51% of the issued and outstanding shares of Class B Common Stock.

  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise by any party without the prior written consent of the other parties, and any purported assignment in violation hereof shall be null and void, provided that Acquiror may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Acquiror, but no such assignment shall relieve Acquiror of its obligations hereunder if such assignee does not perform such obligations.

  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to, any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule I hereto may be supplemented by Acquiror by adding the name and other relevant information concerning any other stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to Stockholders:
                      At the addresses and telecopier numbers set forth on
                      Schedule I hereto

    If to Acquiror:   Hearst-Argyle Television, Inc.
                      888 Seventh Avenue
                      New York, New York 10019
                      (212) 887-6855 (telecopier)
                      Attention: Dean H. Blythe

    Copy to:          Rogers & Wells LLP
                      200 Park Avenue
                      New York, New York 10166
                      (212) 878-8375 (telecopier)
                      Attention: Steven A. Hobbs, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

  (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

             [The remainder of this page intentionally left blank]

  IN WITNESS WHEREOF, Acquiror and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          Hearst-Argyle Television, Inc.


                                                    /s/ Dean H. Blythe
                                          By: ---------------------------------
                                            Name:   Dean H. Blythe
                                            Title:  Senior Vice-President
                                                    Secretary and General
                                                    Counsel

                                          Emily Rauh Pulitzer, James V.
                                          Maloney and William Bush, Successor
                                          Trustees of Marital Trust A U/T
                                          Joseph Pulitzer, Jr. dtd 6/12/74, As
                                          Amended 10/20/92


                                               /s/ Emily Rauh Pulitzer
                                          By: ---------------------------------
                                               Emily Rauh Pulitzer, Trustee


                                                 /s/ James V. Maloney
                                          By: ---------------------------------
                                                 James V. Maloney, Trustee


                                                   /s/ William Bush
                                          By: ---------------------------------
                                                   William Bush, Trustee

                                          Emily Rauh Pulitzer, James V.
                                          Maloney and William Bush, Successor
                                          Trustees of Marital Trust B U/T
                                          Joseph Pulitzer, Jr. dtd 6/12/74, As
                                          Amended 10/20/92


                                               /s/ Emily Rauh Pulitzer
                                          By: ---------------------------------
                                               Emily Rauh Pulitzer, Trustee


                                                 /s/ James V. Maloney
                                          By: ---------------------------------
                                                 James V. Maloney, Trustee


                                                   /s/ William Bush
                                          By: ---------------------------------
                                                   William Bush, Trustee


                                           /s/ Emily Rauh Pulitzer
                                          -------------------------------------
                                           Emily Rauh Pulitzer

                                          Emily Rauh Pulitzer, as Trustee of
                                          the Pulitzer Family Trust

                                               /s/ Emily Rauh Pulitzer
                                          By: ---------------------------------
                                               Emily Rauh Pulitzer, Trustee

                                          Spring Foundation


                                                /s/ Emily Rauh Pulitzer
                                          By: ---------------------------------
                                            Name: Emily Rauh Pulitzer
                                            Title: President

                                                     /s/ David E. Moore
                                          -------------------------------------
                                                     David E. Moore

                                          David E. Moore, Trustee of David E.
                                          Moore 1998 Grantor Annuity Trust dtd
                                          2/5/98


                                                  /s/ David E. Moore
                                          By: ---------------------------------
                                                  David E. Moore, Trustee

                                          Michael E. Pulitzer, Trustee of U/A
                                          dtd 3/22/82 F/B/O Michael E.
                                          Pulitzer


                                               /s/  Michael E. Pulitzer
                                          By: ---------------------------------
                                               Michael E. Pulitzer, Trustee

                                          Richard A. Palmer, Trustee of U/A
                                          dtd 8/16/83 F/B/O Michael E.
                                          Pulitzer


                                                /s/ Richard A. Palmer
                                          By: ---------------------------------
                                                Richard A. Palmer, Trustee

                                          The Ceil and Michael E. Pulitzer
                                           Foundation, Inc.


                                              /s/ Michael E. Pulitzer
                                          By: ---------------------------------
                                              Michael E. Pulitzer, President

                                   SCHEDULE I
                                       TO
                           PULITZER VOTING AGREEMENT

                    Record Ownership of Class B Common Stock

                                                                                Number of
                                                                                 Shares
                                                                                  as of
                                                                                 May 25,
Name and Address of Stockholder                                                   1998
-------------------------------                                                 ---------
Emily Rauh Pulitzer, James V. Maloney and William Bush, Successor Trustees of
 Marital Trust A U/T Joseph Pulitzer, Jr. dtd. 6/12/74, As Amended 10/20/92        10,560

Emily Rauh Pulitzer, James V. Maloney and William Bush, Successor Trustees of
 Marital Trust B U/T Joseph Pulitzer, Jr. dtd. 6/12/74, As Amended 10/20/92     5,929,733

Emily Rauh Pulitzer                                                                 5,289

Emily Rauh Pulitzer, as Trustee of the Pulitzer Family Trust                      815,935

Spring Foundation                                                                  22,860

David E. Moore                                                                  3,212,458

David E. Moore, Trustee of David E. Moore 1998 Grantor Annuity Trust dtd.
 2/5/98                                                                           800,000

Michael E. Pulitzer, Trustee of U/A dtd. 3/22/82 F/B/O Michael E. Pulitzer      3,649,820

Richard A. Palmer, Trustee of U/A dtd. 8/16/83 F/B/O Michael E. Pulitzer           46,170

The Ceil and Michael E. Pulitzer Foundation, Inc.                                  44,983

1. Emily Rauh Pulitzer                                                          6,784,377

2. David E. Moore                                                               4,012,458

3. Michael E. Pulitzer                                                          3,740,973

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